SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)
1999 Avenue of the Stars - Floor 26
Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Thomas F. Godfrey

Vice President and Assistant General Counsel

JPMorgan Chase Bank

1 Chase Manhattan Plaza, 25th Floor

New York, NY 10081
Tel: (212) 552-2192
(Name, address and telephone number of agent for service)

INTERSTATE POWER AND LIGHT COMPANY
(Exact name of obligor as specified in its charter)

Iowa	42-0331370
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)
Alliant Energy Tower
200 First Street SE
Cedar Rapids, Iowa	52401
(Address of principal executive offices)	(Zip Code)

DEBT SECURITIES
(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C. Board of Governors of the Federal Reserve System, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.	List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.	Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois this 7th day of September, 2006.

J. P. Morgan Trust Company, National Association
By /s/ Janice Ott Rotunno
Janice Ott Rotunno
Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2

CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank, N.A.

of 1111 Polaris Parkway, Columbus, Ohio 43240

and Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System,

at the close of business March 31, 2006, in

accordance with a call made by the Federal Reserve Bank of this

District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts in Millions
Cash and balances due from depository institutions:
Noninterest-bearing balances and
currency and coin	$35,771
Interest-bearing balances	11,008
Securities:
Held to maturity securities	72
Available for sale securities	55,459
Federal funds sold and securities purchased under
agreements to resell:
Federal funds sold in domestic offices	17,813
Securities purchased under agreements to resell	228,565
Loans and lease financing receivables:
Loans and leases held for sale	32,025
Loans and leases, net of unearned income	$381,159
Less: Allowance for loan and lease losses	5,042
Loans and leases, net of unearned income and
allowance	376,117
Trading Assets	246,732
Premises and fixed assets (including capitalized leases)	8,145
Other real estate owned	388
Investments in unconsolidated subsidiaries and
associated companies	1,620
Intangible assets:
Goodwill	23,681
Other Intangible assets	11,704
Other assets	44,294
TOTAL ASSETS	$1,093,394

LIABILITIES

Deposits
In domestic offices	$417,676
Noninterest-bearing	$134,430
Interest-bearing	283,246
In foreign offices, Edge and Agreement
subsidiaries and IBF's	163,635
Noninterest-bearing	$6,677
Interest-bearing	156,958
Federal funds purchased and securities sold under agree-
ments to repurchase:
Federal funds purchased in domestic offices	9,221
Securities sold under agreements to repurchase	125,094
Trading liabilities	137,150
Other borrowed money (includes mortgage indebtedness
and obligations under capitalized leases)	90,745
Subordinated notes and debentures	18,638
Other liabilities	41,884
TOTAL LIABILITIES	1,004,043
Minority Interest in consolidated subsidiaries	1,956

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	59,450
Retained earnings	27,149
Accumulated other comprehensive income	(989)
Other equity capital components	0
TOTAL EQUITY CAPITAL	87,395
1,093,394

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has
been prepared in conformance with the instructions issued
by the appropriate Federal regulatory authority and is true
to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness
of this Report of Condition and declare that it has been
examined by us, and to the best of our knowledge and
belief has been prepared in conformance with the in-
structions issued by the appropriate Federal regulatory
authority and is true and correct.

DIRECTORS

MICHAEL J. CAVANAGH
WILLIAM B. HARRISON, JR.
JAMES DIMON